UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2012

University General Health System, Inc.

(a Nevada Corporation)

(Exact Name of Registrant as Specified in Charter)

000-54064	71-0822436
(Commission File Number)	(IRS Employer Identification Number)

7501 Fannin Street

Houston, Texas 77054

(713) 375-7100

(Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into Material Definitive Agreement

Amendments to Warrants

As previously disclosed on April 30, 2012, University General Health System, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of April 30, 2012, with institutional investors (the “Purchasers”) for the private issuance and sale by the Company to the Purchasers of (i) an aggregate of 7,616 shares of the Company’s Series C Variable Rate Convertible Preferred Stock (“Preferred Shares”) and (ii) warrants (the “Warrants”) to purchase up to an aggregate of 17,309,094 shares of the Company’s common stock (“Common Stock”).

On December 31, 2012, the Company and each holder of the Warrants entered into a First Amendment to Warrants (the “First Amendment to Warrants”) pursuant to which (i) the full ratchet price protection in the Warrants was deleted, (ii) the Company agreed, subject to certain limited exceptions, not to issue Common Stock for consideration per share less than the then existing exercise price per share under the Warrants without the consent of each holder of the Warrants (each issuance for consideration per share less than the then existing exercise price per share under the Warrants, a “Dilutive Issuance”) and (iii) the holders of the Warrants relinquished their right to require the Company to purchase the Warrants for cash upon the occurrence of certain fundamental transactions. Any new Warrants issued on or after the date hereof by the Company to the Purchasers as “Greenshoe Securities” pursuant to the Securities Purchase Agreement will reflect the amendments to the terms of the Warrants set forth in the First Amendment to Warrants.

Also on December 31, 2012, (i) the Company and the holders of Warrants to purchase an aggregate of 17,309,094 shares of Common Stock entered into a Second Amendment to Warrants (the “Second Amendment to Warrants”) pursuant to which the exercise price per share for such holders was reduced to $0.15 per share if and only if such Warrants are exercised on or before December 31, 2012, (ii) each holder of the Warrants consented to the issuance of Common Stock at an exercise price of $0.15 per share as contemplated by the Second Amendment to Warrants, which issuance would constitute a Dilutive Issuance and (iii) each holder of Preferred Shares waived the full ratchet price protection that would otherwise be triggered under the Certificate of Designation relating to the Preferred Shares by the issuance of Common Stock at an exercise price of $0.15 as contemplated by the Second Amendment to Warrants.

The foregoing descriptions of the First Amendment to Warrants and the Second Amendment to Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of each document. Copies of the Form of First Amendment to Warrants and Form of Second Amendment to Warrants are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 3.03 Material Modification to Rights of Security holders.

The disclosure provided above in item 1.01 is incorporated by reference into this Item 3.03.

ITEM 9.01 Financial Statements and Exhibits

EXHIBIT	DESCRIPTION

4.1	Form of First Amendment to Warrants by and among University General Health System, Inc. and the holders thereof

4.2	Form of Second Amendment to Warrants by and among University General Health System, Inc. and the holders thereof

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

University General Health System, Inc.

Date: January 4, 2013	By:	/s/ Hassan Chahadeh, M.D.
	Name:	Hassan Chahadeh, M.D.
	Title:	Chief Executive Officer